UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2010

SYMETRA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33808	20-0978027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

777 108th Avenue NE, Suite 1200
Bellevue, Washington	98004
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (425) 256-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2010, Symetra Financial Corporation, a Delaware corporation (the “Company”), issued a press release announcing (i) the resignation of Randall H. Talbot from his positions as President and Chief Executive Officer of the Company and its affiliates and as a member of the board of directors of the Company (the “Board of Directors”) and its affiliates, effective as of June 7, 2010, and (ii) the appointment by the Board of Directors of Thomas M. Marra as the successor to Mr. Talbot as President and Chief Executive Officer and as a member of the Board of Directors, effective as of June 7, 2010.

In connection with Mr. Marra’s appointment as President and Chief Executive Officer, the Company and Mr. Marra are in the process of finalizing the terms of an employment agreement, which agreement, and a summary of the material terms thereof, will be disclosed in a Form 8-K filing later this week.

A copy of the Company’s press release relating to this management change has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Symetra Financial Corporation, dated June 7, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMETRA FINANCIAL CORPORATION
By:	/s/ George C. Pagos
Name:	George C. Pagos
Title:	Senior Vice President, General Counsel and Secretary

Date: June 7, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of Symetra Financial Corporation, dated June 7, 2010.